As filed with the Securities and Exchange Commission on June 18, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DHT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

26 New Street St. Helier, Jersey JE2 3RA Channel Islands (Address of Principal Executive Offices)
2005 Incentive Compensation Plan (Full Title of the plan)
C T Corporation 111 Eighth Avenue New York, New York 10011 (212) 550-9100 (Name, address and telephone number, including area code, of agent for service)
Copies to: Erik R. Tavzel, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☑ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $.01 per share	300,000	$4.19	$1,257,000	$89.62
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall include any additional shares of common stock that become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of the common stock of DHT Holdings, Inc. (the “Company”).
(2) Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated to be $4.19, based on the average of the high and low sales prices per share of the Company’s common stock as reported on The New York Stock Exchange composite transaction tape on June 17, 2010.
(3) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Company’s 2005 Incentive Compensation Plan (the “Plan”). A Registration Statement on Form S-8 has been filed previously on April 1, 2010 (File No. 333-165851) covering 700,000 shares of the Company’s common stock reserved for issuance pursuant to awards granted under the Plan.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed on April 1, 2010 (File No. 333-165851) are incorporated herein by reference and made a part hereof.

This Registration Statement on Form S-8 is filed by DHT Holdings, Inc. (the “Company”) to register an additional 300,000 shares of the Company’s common stock, par value $0.01 per share, which may be awarded under the Company’s 2005 Incentive Compensation Plan, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Country of Norway, on June 18, 2010.

DHT Holdings, Inc.

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
*	Acting Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2010
Randee Day *	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2010
Eirik Ubøe *	Chairman and Director	June 18, 2010
Erik Lind *	Director	June 18, 2010
Rolf Wikborg *	Director	June 18, 2010
Einar Michael Steimler *	Authorized Representative in the United States	June 18, 2010
Deborah Diaz CT Corporation

/s/ Eirik Ubøe
*By: Eirik Ubøe
Attorney-in-Fact

3

EXHIBIT INDEX

Exhibit Number	Description
10.1*	2005 Incentive Compensation Plan
10.2**	Amendment to the 2005 Incentive Compensation Plan
10.3	Second Amendment to the 2005 Incentive Compensation Plan
23.1	Consent of Ernst & Young AS

*	Incorporated herein by reference from the Company’s Registration Statement on Form F-1 filed on September 21, 2005 (File No. 333-128460)
**	Incorporated herein by reference from the Company’s Registration Statement on Form S-8 filed on October 9, 2009 (File No. 333-162416)

 4